UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2007

Genelabs Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

California	0-19222	94-3010150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Penobscot Drive, Redwood City, California		94063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (650) 369-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On November 19, 2007, Genelabs Technologies, Inc. (the "Registrant") announced that it has regained full development and licensing rights in Japan for its investigational lupus drug PrestaraTM, under the terms of a termination agreement between the Registrant and Mitsubishi Tanabe Pharma Corporation entered into on November 16, 2007.

The Registrant and Tanabe Seiyaku Co., Ltd., a predecessor company to Mitsubishi Tanabe Pharma Corporation, signed their collaboration and license agreement in January 2004.  The agreement provided that Tanabe was responsible for conducting all development work and obtaining regulatory approval for PrestaraTM in Japan.  Under the terms of the agreement, the Registrant received an initial $2 million non-refundable license fee.  In addition, $10 million of milestone payments were to be made on the achievement of pre-determined goals.  No additional milestone payments were received by the Registrant during the term of the Agreement.  Mitsubishi Tanabe Pharma Corporation continues to own common stock in the Registrant which they purchased for $2.6 million in connection with the collaboration and license agreement.

Under the terms of the termination agreement, no payments beyond the initial non-refundable license fee are to be made by either party.

A copy of the press release, dated November 19, 2007, is furnished pursuant to this Item 1.02 as Exhibit 99.01 to this Current Report on Form 8-K.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2007, the board of directors (the "Board") of the Registrant amended and restated the Registrant’s Bylaws to provide for the issuance of uncertificated shares of capital stock, under Section 13.3 of the Registrant’s Bylaws, and to permit the transfer of such uncertificated shares, under Sections 16.1 and 8.1 of the Registrant’s Bylaws.  In addition, the Board amended and restated Section 11.5 of the Registrant's Bylaws to provide that notice of any meeting of shareholders may be given by electronic transmission by the Registrant regardless of the number of shareholders of record of the Registrant's outstanding shares of stock, pursuant to the revised Section 601 of California Corporations Code.  Previously, the Registrant's Bylaws provided that notice of any meeting of shareholders could only be given by electronic transmission where the Registrant had outstanding shares held of record by 500 or more persons.

A copy of the Registrant’s Amended and Restated Bylaws, reflecting the amendments to Section 8.1 of Article VIII, Section 11.5 of Article XI, Section 13.3 of Article XIII and Section 16.1 of Article XVI thereof, is attached hereto as an exhibit to this Current Report on Form 8-K and is being filed pursuant to this Item 5.03 as Exhibit 3.01 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.01	Amended and Restated Bylaws.
99.01	Press Release, dated November 19, 2007, titled "Genelabs Technologies, Inc. Regains Exclusive Rights to PrestaraTM in Japan from Mitsubishi Tanabe Pharma Corporation."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelabs Technologies, Inc.
Date: November 21, 2007	By:	/s/ James A.D. Smith
	Name:	James A.D. Smith
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.01	Amended and Restated Bylaws.
99.01	Press Release, dated November 19, 2007, titled "Genelabs Technologies, Inc. Regains Exclusive Rights to PrestaraTM in Japan from Mitsubishi Tanabe Pharma Corporation."